Exhibit 99.2

N E W S R E L E A S E

Contact:	Suzy W. Taylor
866-652-1810

FirstCity Financial Increases and Extends Stock Repurchase Plan

Waco, Texas February 6, 2008…….. FirstCity Financial Corporation (NASDAQ:FCFC) announced today that it is increasing and extending its stock repurchase plan.  The Board of Directors approved the purchase of 500,000 shares of the Company’s common stock in addition to the purchase of up to 1,000,000 shares of the common stock previously approved by the Board of Directors on August 11, 2006.  The Board of Directors authorized the purchases to be made through August 30, 2009.  The timing, price and volume of repurchases will be based on market conditions and other factors. The stock repurchases may be made from time to time on the open market or in privately negotiated transactions. The stock repurchase program does not require the company to repurchase any specific number of shares, and the company may terminate the repurchase program at any time.

FirstCity has purchased 652,800 shares of its common stock pursuant to the stock repurchase plan for an aggregate purchase price of $6,566,884.17 during the period from August 14, 2006 through February 4, 2008.

FirstCity currently has 10,786,837 shares of common stock outstanding.  The closing sale price of its common stock on February 4, 2008, as reported on the NASDAQ Stock Market, was $8.508 per share.

James T. Sartain, President and CEO, said, “We believe that our common shares are undervalued at current prices, and that, at the present stock price, the repurchase program represents a good alternative to achieve our strategy of building long term shareholder value. Our available resources will allow the company to repurchase these shares, while at the same time preserve adequate liquidity to continue growing our earning asset base.”

Forward Looking Statements

Certain statements in this press release, which are not historical in fact, including, but not limited to, statements relating to future performance, may be deemed to be forward-looking statements under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, without limitation, statements based on management’s expectations and statements regarding revenues, earnings guidance and future projected cash collections, as well as any  statement that may project, indicate or imply future results, performance or achievements, and may contain the “expect,” “intend,” “plan,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” “indication” and similar expressions. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. There are many important factors that could cause the Company’s actual results to differ materially.

These factors include, but are not limited to, the performance of the Company’s subsidiaries and affiliates, availability of portfolio assets, assumptions underlying portfolio asset performance, risks associated with start up of new businesses and entry into new foreign markets, risks associated with foreign operations, currency exchange rate fluctuations, interest rate risk, risks of declining value of loans, collateral or assets, the degree to which the Company is leveraged, the Company’s continued need for financing, availability of the Company’s credit facilities, ability to obtain additional financing from the Bank of Scotland or any other lender, the impact of certain covenants in loan agreements of the Company and its subsidiaries, fluctuation in residential and commercial real estate values, capital markets conditions, including  the markets for asset-backed securities, uncertainties of any litigation arising from discontinued operations, factors more fully discussed and identified under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and risk factors and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on July 24, 2007, as well as in the Company’s other filings with the SEC.

Many of these factors are beyond the Company’s control. In addition, it should be noted that past financial and operational performance of the Company is not necessarily indicative of future financial and operational performance. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements.

The forward-looking statements in this release speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any forward-looking statement is based.

The Company is a diversified financial services company with operations dedicated to portfolio asset acquisition and resolution with offices in the U.S. and with affiliate organizations in Europe and Latin America. Its common stock is listed on the NASDAQ Stock Market, LLC under the symbol “FCFC.”